EXHIBIT 99.5

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Form W-8BEN                 Certificate of Foreign Status of Beneficial Owner                        OMB No.
(Rev. December 2000)        for United States Tax Withholding                                      1545-1621
Department of the Treasury  o     Section references are to the Internal
Internal Revenue Service          Revenue Code.
                            o     See separate instructions.
                            o     Give this form to the withholding agent
                                  or payer.  Do not send to the IRS.

Do not use this form for:                                                                 Instead, use Form:
o    A U.S. citizen or other U.S. person, including a resident alien                                     W-9
     individual
o    A person claiming an exemption from U.S. withholding on income                                   W-8ECI
     effectively connected with the conduct of a trade or business in the
     United States
o    A foreign partnership, a foreign simple trust, or a foreign                            W-8ECI or W-8IMY
     grantor trust (see instructions for exceptions)
o    A foreign government, international organization, foreign                              W-8ECI or W-8EXP
     central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)
Note:  These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.
o    A person acting as an intermediary                                                               W-8IMY
Note:  See instructions for additional exceptions.
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Part I - Identification of Beneficial Owner (See instructions.)

1 Name of individual or organization that is the beneficial owner

2 Country of incorporation or organization

3 Type of beneficial owner: [__] Individual [__] Corporation [__] Disregarded entity [__] Partnership [__] Simple trust [__] Grantor trust [__] Complex trust [__] Estate [__] Government [__] International organization [__] Central bank of issue [__] Tax-exempt organization [__] Private foundation

4 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.
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City or town, state or province. Include postal code where appropriate.

Country (do not abbreviate)

5 Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate.

Country (do not abbreviate)

6 U.S. taxpayer identification number, if required (see instructions) [__] SSN or ITIN [__] EIN

7 Foreign tax identifying number, if any (optional)

8 Reference number(s) (see instructions)

Part II - Claim of Tax Treaty Benefits (if applicable)

9 I certify that (check all that apply):

a [__] The beneficial owner is a resident of _ _ _ _ _ _ _ within the meaning of the income tax treaty between the United States and that country.

b [__] If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).

c [__] The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).

d [__] The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).

e [__] The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10 Special rates and conditions (if applicable--see instructions): The beneficial owner is claiming the provisions of Article __________of the treaty identified on line 9a above to claim a _____________% rate of withholding on (specify type of income): _ _ _ _ _ _ _ _ _ Explain the reasons the beneficial owner meets the terms of the treaty article: _________________________________
______________________

Part III - Notional Principal Contracts

11 [__] I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.
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Part IV - Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

      o I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,

      o     The beneficial owner is not a U.S. person,

      o The income to which this form relates is not effectively connected with the conduct of a trade or business in the United States or is effectively connected but is not subject to tax under an income tax treaty, and

      o For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here:

____________________________________________________________________
Signature of beneficial owner (or individual authorized to sign for beneficial owner)

_____________________
Date (MM -DD-YYYY)

___________________________
Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions

Cat. No. 25047Z

Form W-8BEN

(Rev. 12-2000)